Exhibit 10.12

AMENDMENT NO. 1 TO PUT AGREEMENT

THIS AMENDMENT NO. 1 PUT AGREEMENT (this “Amendment”), dated as of May 13, 2021, is entered into by and between ERMENEGILDO ZEGNA HOLDITALIA S.P.A, an Italian company (“Zegna”), having an office at Via Roma 99-100, 13059 Trivero, Italy and THOM BROWNE, an individual residing at [***] (the “Seller”), and shall be deemed effective as of the date hereof (the “Effective Date”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Put Agreement (as defined below).

WHEREAS, Zegna and the Seller have entered into that certain Put Agreement, dated as of August 25, 2018 (the “Put Agreement”); and

WHEREAS, Zegna and the Seller wish to amend the Put Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises, mutual promises and covenants contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Amendments.

1.1     Accelerated Put Shares. Notwithstanding anything in the Put Agreement to the contrary, Zegna and the Seller agree that on the Effective Date, Zegna shall purchase 275.4837 Put Shares (the “Accelerated Put Shares”) for a Purchase price USD37,400,000 (the “Accelerated Put Purchase Price”).

1.2     Accelerated Put Shares Closing. On the Effective Date, Zegna shall deliver to the Seller the Accelerated Put Purchase Price by wire transfer of immediately available funds to the following account:

[***]

Following transfer of the Accelerated Put Purchase Price to the Seller, (a) the Seller shall tender to Zegna a duly executed certificate for the Accelerated Put Shares (or an affidavit of loss) and (b) Zegna shall be the beneficial and of record owner of the Accelerated Put Shares in the Company’s books and records.

1.3     Amendment to Section 2.1(a) of the Put Agreement. Section 2.1(a) of the Put Agreement is hereby deleted in its entirety and replaced with the following: Following the date on which the Seller has received a copy of the audited consolidated financial statements of the Company for the 2023 Fiscal Year pursuant to the terms of the

Shareholder Agreement (such date, the “First Put Commencement Date”), the Seller shall have the right (the “First Put Right”), but not the obligation, to cause Zegna to purchase up to 112.9483 shares of Common Stock at the applicable Purchase Price in accordance with and subject to the terms and conditions of this Section by delivering a written, unconditional and irrevocable notice (a “Put Notice”) to Zegna of exercise of the First Put Right, which notice shall be given within thirty (30) Business Days of the First Put Commencement Date.

2.     Representation and Warranties of the Seller. The Seller represents and warrants to Zegna that:

2.1     Organization and Good Standing. The Seller is a natural person and has the legal capacity to execute and deliver this Amendment and perform its obligations hereunder.

2.2     Ownership and Title to the Common Stock. All of the Accelerated Put Shares are owned of record and beneficially by the Seller free and clear of any Liens. Upon transfer of the Accelerated Put Shares to Zegna in accordance with the terms of this Amendment, Zegna shall have good title to such Accelerated Put Shares free and clear of all Liens. Except pursuant to the Shareholder Agreement, no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any Common Stock held by the Seller is authorized or outstanding, except for such options and warrants disclosed in the Purchase Agreement and the Seller is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any capital stock of the Company held by Seller.

2.3     Authority; No Conflict. This Amendment constitutes the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The Seller has the unrestricted power to execute and deliver this Amendment and to perform its obligations hereunder. Neither the execution nor delivery of this Amendment nor the consummation of the transactions contemplated hereunder shall, directly or indirectly, cause a material breach or violation of, or conflict with, (a) any law, regulation, administrative ruling, or order to which the Seller is subject, or (b) any agreement to which the Seller is a party or by which the Accelerated Put Shares are subject.

2.4     Certain Proceedings. There is no pending proceeding that has been commenced against Seller that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated under this Amendment, and no such proceeding has been threatened .

2.5     Brokers. The Seller has not incurred any liability or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Amendment.

3.     Representations and Warranties of Zegna.    Zegna represents and warrants to the Seller that:

3.1     Organization and Good Standing.     Zegna is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

3.2     Authority; No Conflict.     The execution, delivery and performance by Zegna of this Amendment, and the consummation by Zegna of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action. This Amendment has been duly executed and delivered by Zegna and constitutes valid and binding obligations of Zegna enforceable in accordance with its terms.

3.3     Certain Proceedings.     There is no pending proceeding that has been commenced against Zegna that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated under this Amendment, and no such proceeding has been threatened.

3.4     Brokers.     Zegna has not incurred any liability or obligation, contingent or otherwise, to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Amendment.

4.     Representations and Warranties of the Seller and Zegna.     Zegna and the Seller represent and warrant that:

4.1     Each of the parties has entered in this Amendment willingly and with full understanding of the ramifications thereof.

4.2     Each of the parties has had the opportunity to exchange information with the other party and to ask questions of each other regarding this Amendment and that such inquiries, if any, have been answered satisfactorily.

4.3     There are no other arrangements, agreements or understandings, written or oral, outside of this Amendment, the Put Agreement, the Shareholder Agreement, the Purchase Agreement and the Employment Agreement, between or among the parties hereto

5.     Headings.     The headings of the sections, subsections, and paragraphs of this Amendment have been added for convenience only and shall not be deemed to be a part of this Amendment.

6.     Governing Law.     This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law or conflicts of law provisions thereof.

7.     Confidentiality.     Each Party acknowledges the confidential nature of the terms and conditions of this Amendment (collectively, the “Confidential Information”) and agrees that it shall not (a) disclose any of such Confidential Information to any person or entity, except to such Party’s affiliates, employees, advisors and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Amendment, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Amendment. Each Party shall be responsible for any breach of this Section 4.1 caused by any of its affiliates, employees, advisors, or other representatives.

8.     Continuing Effect of the Put Agreement.     Except as amended hereby, the terms and provisions of the Put Agreement are hereby ratified and confirmed in all respects and shall remain in full force and effect without modification or amendment. From and after the date of Effective Date, the Put Agreement and the terms hereof shall be read as one agreement of the parties.

9.     Counterparts.     This Amendment may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument. Signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

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IN WITNESS WHEREOF, the undersigned hereto have entered into this Amendment on the Effective Date.

ZEGNA:

ERMENEGILDO ZEGNA
HOLDITALIA S.P.A

By:	/s/ Ermenegildo Zegna
Name:	Ermenegildo Zegna
Title: Chief Executive Officer

SELLER:

THOM BROWNE

/s/ Thom Browne
individually

[SIGNATURE PAGE TO AMENDMENT NO. I TO PUT AGREEMENT]